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                                                                    EXHIBIT 99.4

CSX TRANSPORTATION, INC.                        NORFOLK SOUTHERN RAILWAY COMPANY

                         CONSOLIDATED RAIL CORPORATION

                             EXCHANGE OFFER FOR ALL
                   OUTSTANDING 9 3/4% DEBENTURES DUE 2020 OF
            CONSOLIDATED RAIL CORPORATION (CUSIP NO. 209864AT4) AND
                   OUTSTANDING 7 7/8% DEBENTURES DUE 2043 OF
              CONSOLIDATED RAIL CORPORATION (CUSIP NO. 209864AU1)
  AND SOLICITATION OF CONSENTS TO CERTAIN AMENDMENTS TO THE INDENTURE RELATED
                                    THERETO
            PURSUANT TO THE EXCHANGE OFFER AND CONSENT SOLICITATION
         DESCRIBED IN THE PROSPECTUS AND CONSENT SOLICITATION STATEMENT

   DATED JULY 26, 2004 AND THE FIRST SUPPLEMENT THERETO DATED AUGUST 9, 2004



                                                                  AUGUST 9, 2004


To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:


     We have been appointed by Consolidated Rail Corporation ("Conrail"), CSX Transportation, Inc. ("CSXT"), NYC Newco, Inc. ("NYC Newco"), Norfolk Southern Railway Company ("NSR") and PRR Newco, Inc. ("PRR Newco," and together with Conrail, CSXT, NYC Newco and NSR, the "Companies") to act as the Dealer Manager in connection with the offer to exchange all outstanding 9 3/4% Debentures of Conrail due June 15, 2020 (the "9 3/4% Conrail Debentures") and all outstanding 7 7/8% Debentures of Conrail due May 15, 2043 (the "7 7/8% Conrail Debentures" and, together with the 9 3/4% Conrail Debentures, the "Conrail Debentures") for a combination of (i) (x) 9 3/4% Notes due June 15, 2020 issued by NYC Newco and fully and unconditionally guaranteed by CSXT and 9 3/4% Notes due June 15, 2020 issued by PRR Newco and fully and unconditionally guaranteed by NSR and (y) a cash payment of $15.00 per $1,000 principal amount of 9 3/4% Conrail Debentures validly tendered, and (ii) (x) 7 7/8% Notes due May 15, 2043 issued by NYC Newco and fully and unconditionally guaranteed by CSXT and 7 7/8% Notes due May 15, 2043 issued by PRR Newco and fully and unconditionally guaranteed by NSR and (y) a cash payment of $22.25 per $1,000 principal amount of 7 7/8% Conrail Debentures validly tendered, upon the terms and subject to the conditions set forth in the Prospectus and Consent Solicitation Statement dated July 26, 2004 (as the same may be amended or supplemented from time to time, the "Prospectus and Consent Solicitation Statement"), the First Supplement thereto, dated August 9, 2004 (the "First Supplement"), and in the accompanying revised Letter of Consent/Transmittal dated August 9, 2004 (the "Letter of Consent/Transmittal").



     Holders may validly tender their Conrail Debentures using either the July 26, 2004 or August 9, 2004 letter of consent/transmittal. All holders who validly tender their Conrail Debentures in accordance with the terms of the Exchange Offer and Consent Solicitation (as defined below) and are eligible to receive a cash payment will receive the increased cash payment, including those who have tendered on or prior to the date hereof using the original Letter of Consent/Transmittal dated July 26, 2004.


     The Companies are also soliciting (the "Consent Solicitation" and, together with the Exchange Offer, the "Exchange Offer and Consent Solicitation") consents (the "Consents") to certain proposed amendments as described in the Prospectus and Consent Solicitation Statement (the "Proposed Amendments") to the Indenture (as supplemented and amended, the "Conrail Indenture") dated as of May 1, 1990, by Conrail and J.P. Morgan Trust Company, as Trustee, pursuant to which the Conrail Debentures were issued. By validly tendering their Conrail Debentures pursuant to the Exchange Offer and Consent Solicitation, Holders will be concurrently consenting to the Proposed Amendments with respect to the full principal amount of the Conrail Debentures so tendered on or prior to the Expiration Date. On or promptly following receipt of the requisite consents, Conrail and J.P. Morgan Trust Company, as Trustee, will execute an amendment to the Conrail Indenture (the "Supplemental Indenture") containing the Proposed Amendments.

     All capitalized terms used but not defined herein have the meanings assigned to them in the Prospectus and Consent Solicitation Statement.
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     The Companies will not pay any fees or commissions to any broker, dealer, commercial bank, trust company or other nominee (other than the Exchange Agent, the Dealer Managers and the Information Agent) for soliciting tenders of the Conrail Debentures pursuant to the Prospectus and Consent Solicitation Statement and Consents to the Proposed Amendments pursuant to the Consent Solicitation. You will be reimbursed, upon request, for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients. Conrail will pay all transfer taxes, if any, applicable to the exchange of Conrail Debentures pursuant to the Exchange Offer and Consent Solicitation, except as otherwise provided in the Prospectus and Consent Solicitation Statement.

     Enclosed herewith are copies of the following documents:


     1.  the First Supplement;



     2.  the revised Letter of Consent/Transmittal;



     3. a Notice of Guaranteed Delivery to be used to tender Conrail Debentures and deliver Consents in the event that the Conrail Debentures and all other required documents cannot be delivered to the Exchange Agent by the Expiration Date; and



     4. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9;



     5. a form of letter that may be sent to your clients for whose account you hold the Conrail Debentures in your name or in the name of your nominee, with an Instruction Form and self-addressed, prepaid envelope for obtaining such clients' instructions with regard to the Prospectus and Consent Solicitation Statement.


     Please note that the Exchange Offer and Consent Solicitation will expire at 5:00 p.m., New York City time, on AUGUST 23, 2004 unless extended or terminated. The Companies do not currently intend to extend the Expiration Date.

     YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS SOON AS POSSIBLE.

     All Conrail Debentures held by a single holder and not by a nominee, trustee or other representative must all be tendered on a single Letter of Consent/Transmittal.

     DTC participants will be able to tender Conrail Debentures and deliver Consents through the DTC Automated Tender Offer Program.

     WE STRONGLY URGE EACH DTC PARTICIPANT WHO IS SUBMITTING TENDERS OF THE CONRAIL DEBENTURES, ON BEHALF OF THEIR CLIENTS WHO ARE THE BENEFICIAL HOLDERS, TO SUBMIT ONE TENDER FOR EACH BENEFICIAL HOLDER TO SIMPLIFY THE DISTRIBUTION OF THE NEW CSXT NOTES AND NEW NSR NOTES. PLEASE NOTE THAT DISTRIBUTIONS OF THE NEW CSXT NOTES AND NEW NSR NOTES WILL BE CALCULATED FOR EACH VOLUNTARY OFFERING INSTRUCTION SUBMITTED.

     Participants in DTC are responsible for allocating the New CSXT Notes and the New NSR Notes, as well as fractional interests related thereto, to beneficial owners and none of DTC, CSXT, NSR, the Exchange Agent, the Information Agent or the Dealer Manager is responsible for such allocations.


     Requests for additional copies of the Letter of Consent/Transmittal, the Prospectus and Consent Solicitation Statement, the First Supplement or the other documents listed above and requests for assistance relating to the procedure for tendering Conrail Debentures may be directed to the Information Agent at the address and telephone number on the back cover page of the Prospectus and Consent Solicitation Statement and the First Supplement. Requests for assistance relating to the terms and conditions of the Exchange Offer and Consent Solicitation may be directed to the Dealer Manager at the address and telephone number on the back cover page of the Prospectus and Consent Solicitation Statement and the First Supplement.


                                         Very truly yours,

                                         MORGAN STANLEY & CO. INCORPORATED

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE AN OFFER TO YOU OR ANY OTHER PERSON BY THE AGENT OF ANY OF THE COMPANIES, THE EXCHANGE AGENT, THE INFORMATION AGENT, THE TRUSTEE OR THE DEALER MANAGER OR ANY AFFILIATE OF ANY OF THEM OR AUTHORIZE YOU OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON BEHALF OF ANY OF THEM WITH RESPECT TO THE PROSPECTUS AND
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CONSENT SOLICITATION STATEMENT, THE FIRST SUPPLEMENT OR THE EXCHANGE OFFER AND
CONSENT SOLICITATION NOT CONTAINED IN THE PROSPECTUS AND CONSENT SOLICITATION STATEMENT OR THE FIRST SUPPLEMENT.


     The Exchange Offer and Consent Solicitation are not being made to (nor will tenders of Conrail Debentures or related documents or agreements be accepted from or on behalf of) Holders in any jurisdiction in which the making or acceptance of the Exchange Offer and Consent Solicitation would not be in compliance with the laws of such jurisdiction.


     YOU SHOULD RELY ONLY ON INFORMATION CONTAINED IN THE PROSPECTUS AND CONSENT SOLICITATION STATEMENT, THE FIRST SUPPLEMENT AND THE LETTER OF CONSENT/ TRANSMITTAL. NO ONE IS AUTHORIZED TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM THAT CONTAINED IN THE PROSPECTUS AND CONSENT SOLICITATION STATEMENT, THE FIRST SUPPLEMENT AND THE CSXT AND NSR APPENDICES ATTACHED THERETO AND THE LETTER OF CONSENT/TRANSMITTAL. THE CONTENTS OF ANY WEBSITES REFERRED TO IN THE PROSPECTUS AND CONSENT SOLICITATION STATEMENT ARE NOT INTENDED TO BE PART THEREOF.


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